EXHIBIT 99.1

                            GRANT PARK FUTURES FUND


              WEEKLY COMMENTARY FOR THE WEEK ENDED APRIL 15, 2005

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     4/15/05

                    WEEKLY ROR                      MTD ROR        YTD ROR

CLASS A UNITS         -3.05%                         -5.03%         -8.11%
CLASS B UNITS         -3.06%                         -5.07%         -8.37%
* Subject to independent verification

The Fund sustained losses in a majority of sectors during the past week. Positions in stock indices, energies, and metals posted the largest losses. Positions in the agricultural/soft commodity sector recorded gains for the week.

Long positions in the stock indices experienced setbacks, mostly due to a sell-off in the foreign equity markets. Longs in the Paris CAC, Spanish IBEX, Italian MIB and FTSE-100 all reported losses as selling in the technology sector followed a report that first-quarter earnings for a joint venture between European cell phone giant Ericsson and Sony Corporation were lower than what analysts had expected. Analysts said that the sell-off also reflected investors' concerns that higher commodity prices would have a negative impact upon a number of earnings reports that are due to be released this week. Prices were further weakened on news that the U.S. University of Michigan consumer confidence survey fell to 88.7 from 92.6, its lowest level in 18 months. This report, released on Friday, helped to push European indices to some of their biggest one-day losses of the year. The FTSE lost 0.9% for the day, while the Paris CAC lost 1.9% in heavy trading. Long positions in the Pacific Rim indices also fared poorly as both the Tokyo Nikkei and Hong Kong Hang Seng ended the week in softer territory. Analysts also cited disappointing earnings from IBM as a catalyst to lower share prices overseas. Short positions in the S&P Composite Index, the NASDAQ-100 Index and the Dow Jones futures contract all recorded profits for the week.

Energy prices fell for the second straight weekly session, leading to losses for long positions in the sector. Crude oil fell $2.83 to settle at $50.49 as reports of lessening demand were coupled with the news that U.S. crude inventories rose for the ninth consecutive week, reaching their highest levels since June of 2002. The Friday settlement price was a little more than 13% off of the contract high of $58.28 that was established at the beginning of April. Long positions in unleaded gasoline also lost ground. News that gasoline stocks were up 6% from one year ago pushed the May contract 5.28 cents lower to settle at $1.4838 per gallon, a little more than 5% off the recent high of $1.57. Natural gas fell 3.3% for the week while heating oil lost 2.49% for the session, hurting longs there as well.

Long positions in the base metals also lost ground for the week. Prices for aluminum, nickel, lead and zinc were all lower in London. Analysts cited technical-based selling as the main factor for lower prices. Prices for copper were also lower, leading to losses there.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


[LOGO]
Dearborn Capital Management, LLC                (312) 756-4450 o (800) 217-7955
555 West Jackson Blvd, Suite 600                           o FAX (312) 756-4452
Chicago, IL  60661                          Performance Hotline: (866) 516-1574
                                               website: www.dearborncapital.com
                                              e-mail: funds@dearborncapital.com

Lastly, longs in the agricultural/soft commodity sector recorded gains. Profits came from the agriculturals as prices for soybeans, soybean meal and corn traded marginally higher in what market commentators described as a quiet trading week. Longs in soybean oil also registered profits as that market settled higher for the week.














































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


[LOGO]
Dearborn Capital Management, LLC                (312) 756-4450 o (800) 217-7955
555 West Jackson Blvd, Suite 600                           o FAX (312) 756-4452
Chicago, IL  60661                          Performance Hotline: (866) 516-1574
                                               website: www.dearborncapital.com
                                              e-mail: funds@dearborncapital.com